Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-229451 on Form S-3 and Registration Statement Nos. 333-237382 and 333-221550 on Form S-8 of our reports dated March 11, 2021, relating to the consolidated financial statements of eXp World Holdings, Inc. and the effectiveness of eXp World Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

March 11, 2021